Exhibit 5.1
		       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--300 (California and New York Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-14433 of our opinion dated February 5, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 18, 1998